Exhibit 10.2

RICE
Office of Technology Transfers	Nila BHAKUNI
Director

October 2, 2008

Mr. Stephen G. Squires
President and CEO
Solterra Renewable Technologies, Inc.
14220 E. Cavedale Road
Scotts date, AZ 85262

RE:  Amendment to the License Agreement between Solterra Renewable
    Technologies, Inc., and William Marsh Rice University
    (Agreement #OTT LA 09-1-001)

Dear Mr. Squires:

This letter confirms our understanding and agreement to amend that certain license agreement dated August 20, 2008, between Solterra Renewable Technologies, Inc. and William Marsh Rice University (“License Agreement”) as follows:

Article 3.1(a) is amended in its entirety to read as follows:

(a)	In partial consideration of the exclusive license granted herein, Licensee shall pay to Rice , a non-refundable, non-creditable, license initiation fee of US $40,000.00 (FORTY THOUSAND US DOLLARS) payable within five business days after Solterra receives initial funding, and no later than November 4, 2008.

Company Diligence Milestone (b) in Exhibit B is amended in its entirety to read:

(b)	Licensee shall acquire $5,000,000 (FIVE MILLION DOLLARS) in initial funding according to the following plan:

(i)	A first installment of $1,500,000 (ONE MILLION FIVE HUNDRED THOUSAND DOLLARS) shall be received by November 4, 2008.
(ii)	A second installment of $3,500,000 (THREE MILLION FIVE HUNDRED THOUSAND DOLLARS) shall be received by June 30, 2009.

All other provisions of the License Agreement shall remain in full force and effect.

Rice University*Office of Technology Transfer*MS 705
    6100 Main Street,, Houston, Texas 77005
Phone (713)348-6231 FAX(713)348-6289 E-Mail:bhakuni@rice.edu

Please indicate your agreement to amend the License Agreement as set forth above, effective October 2, 2008, by signing where indicated below and returning a copy to my attention.

Sincerely,

Nita D. Bhakuni

Agreed and accepted:

_________________________
Stephen Squires
President and CEO
Solterra  Renewable Technologies Inc.

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